Exhibit a.(iii)

                          CIGNA VARIABLE PRODUCTS GROUP

                                 AMENDMENT NO. 3
                                       TO
               SECOND AMENDED AND RESTATED MASTER TRUST AGREEMENT

      AMENDMENT No. 3 to Second Amended and Restated Master Trust Agreement of CIGNA Variable Products Group, dated July 28, 1998 made this 29th day of April, 2003 by the Trustees hereunder.

                               W I T N E S S E T H

      WHEREAS, the Trustees of CIGNA Variable Products Group (the "Trust) have the authority under Article I, Section 1.2 of the Second Amended and Restated Master Trust Agreement (the "Master Trust Agreement") to change the location of the principal business office of the Trust and the Trustees desire to make such a change;

      NOW, THEREFORE, the Trustees hereby delete Section 1.2 of the Master Trust Agreement and replace it with the following:

      Section 1.2 Principal Business Office. The principal business office of the Trust shall be located at 2223 Washington Street, 3 Newton Executive Park, Suite 200, Newton, Massachusetts 02462 or at such other location as the Trustees may from time to time determine. In the event that the Trust changes the address of its principal business office, the Trustees shall notify in the appropriate manner the Secretary of The Commonwealth of Massachusetts and the Clerk of the city where the Trust is to be located, as well as any other governmental office where such filing may from time to time be required.

      The undersigned hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals to this Amendment No. 3 to the Second Amended and Restated Master Trust Agreement, as of the day and year first above written.


Managing Director
TimesSquare Capital Management, Inc.
280 Trumbull Street, H17C              /s/ Richard H. Forde
Hartford, CT 06103
                                    ------------------------------------------
                                    Richard H. Forde


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Vice President and Treasurer
Kaman Corporation
1332 Blue Hills Avenue                /s/ Russell H. Jones
Bloomfield, CT 06002
                                    ------------------------------------------
                                    Russell H. Jones


2205 Boston Road
Unit N-128                            /s/ Paul J. McDonald
Wilbraham, MA 01095-1164
                                    ------------------------------------------
                                    Paul J. McDonald


THE COMMONWEALTH OF MASSACHUSETTS
HAMPDEN COUNTY, City of Springfield

      Then personally appeared the within-named Russell H. Jones and Paul J. McDonald and who acknowledged the execution of the foregoing instrument to be their free act and deed, before me, this 29th day of April, 2003.


                                /s/  Patricia Fecke
                              ------------------------------------------------

                              [Notarial Seal Appears Here]

                              My commission expires:  May 22, 2003.


STATE OF CONNECTICUT
HARTFORD COUNTY              ss:  HARTFORD

      Then personally appeared the within-named Richard H. Forde and who acknowledged the execution of the foregoing instrument to be his free act and deed, before me, this 29th day of April 2003.


                                /s/ Jeffrey S. Winer
                              ------------------------------------------------

                              [Notarial Seal Appears Here]

                              My commission expires:          Jeffrey S. Winer
                                                               Notary Public
                                                             Commission Expires
                                                               June 30, 2003


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